UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2021, Vistra Operations Company LLC (“Vistra Operations” or the “Borrower”), an indirect, wholly owned subsidiary of Vistra Corp. (the “Company”), entered into a secured, 364-day term loan credit agreement (the credit facility established thereby, the “364-Day Facility”) by and among the Borrower, Vistra Intermediate Company LLC, the lenders party thereto, and Royal Bank of Canada, as Administrative and Collateral Agent. On April 1, 2021, the parties entered into an amendment to the 364-Day Facility (the “Amendment”) whereby an additional lender joined the 364-Day Facility (as amended, the “Upsized 364-Day Facility”). In connection with the 364-Day Facility and the Upsized 364-Day Facility, Vistra Operations borrowed an aggregate principal amount of $1.25 billion to prepay certain amounts outstanding under Vistra Operations’ revolving credit facility (the “Revolving Credit Facility”).

Loans made under the Upsized 364-Day Facility mature on March 28, 2022. Interest accrues on the loans made under the Upsized 364-Day Facility at variable rates which are tied to either a LIBOR rate (as defined in the Upsized 364-Day Facility), determined with reference to the London Interbank Offered Rate (LIBOR) plus an applicable margin, or a base rate (as defined in the Upsized 364-Day Facility) determined with reference to the highest of the federal funds rate plus 50 bps, the applicable prime rate and the LIBOR rate plus 100 bps, in each case plus an applicable margin.

The Upsized 364-Day Facility contains customary covenants and warranties which are generally consistent with the Revolving Credit Facility. The Upsized 364-Day Facility is also secured pari passu on substantially the same collateral, and guaranteed by the same guarantors, as the Revolving Credit Facility. Each of the lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The Company believes that, even without the Upsized 364-Day Facility, it would have had sufficient liquidity to conduct its operations in the ordinary course of business. However, in light of the short-term financial impacts of Winter Storm Uri, the Company believes it was prudent to enter into the Upsized 364-Day Facility in order to provide an additional liquidity cushion to better position itself to, among other things, take advantage of potential opportunities to continue to grow and strengthen the Company’s business and address any unforeseen liquidity events.

The foregoing summary of the 364-Day Facility and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 364-Day Facility and the Amendment, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the Upsized 364-Day Facility provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 29, 2021, among Vistra Operations Company LLC (as Borrower), Vistra Intermediate Company LLC (as Holdings), Royal Bank of Canada (as Administrative Agent and as Collateral Agent), and the other lenders party thereto.

10.2	First Amendment to Credit Agreement, dated as of April 1, 2021, among Vistra Operations Company LLC (as Borrower), Vistra Intermediate Company LLC (as Holdings), Royal Bank of Canada (as Administrative Agent and as Collateral Agent), and the 2021 Incremental Term Loan Lender (as defined therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: April 2, 2021	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer